UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 24, 2020

New Senior Investment Group Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36499	80-0912734
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

55 West 46th Street, Suite 2204

New York, New York 10036

(Address of principal executive office)

646-822-3700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common stock, $0.01 par value per share	SNR	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2020, J. Justin Hutchens, a member of the Board of Directors (the “Board”) of New Senior Investment Group Inc. (the “Company”), notified the Company of his intention to resign from the Board, effective immediately. At the time of his resignation, Mr. Hutchens was a member of the Audit Committee and the Investment Committee. Mr. Hutchens has indicated that his departure from the Board was not the result of any disagreement with management or the Board, but was in order to avoid a potential conflict of interest in connection with his acceptance of a new executive opportunity. The Company has appreciated Mr. Hutchens’ contributions to the Board and thanks him for his service.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 25, 2020, the Board adopted Amended and Restated Bylaws of the Company (as so amended and restated, the “Bylaws”), which took effect immediately. The Bylaws supersede the previously existing Amended and Restated Bylaws, which took effect on June 13, 2019.

The Bylaws were amended to implement “stockholder proxy access.” Under Section 2.21 of the Bylaws, a stockholder, or a group of up to 20 stockholders, may nominate up to the greater of two director candidates or 20% of the number of directors then serving on the Board, if the nominating stockholder or group of stockholders has owned at least three percent of the outstanding capital stock of the Company continuously for at least three years, provided that the stockholder(s) and the nominee(s) satisfy certain eligibility, procedural and disclosure requirements specified in the Bylaws. A proxy access nomination must be made not earlier than 150 days nor later than 120 days prior to the date the Company first distributed its proxy statement for the preceding year’s annual meeting of stockholders. In addition to implementing stockholder proxy access, the Bylaws also contain certain clerical, conforming and clarifying changes.

The foregoing description is qualified in its entirety by the full text of the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 8.01	Other Events.

On February 25, 2020, the Board also amended and restated the Company’s Corporate Governance Guidelines (the “Guidelines”), effective immediately. The principal change to the Guidelines is the addition of a majority vote policy. The amended Guidelines provide that, in an uncontested election, a director who receives a greater number of “withheld” votes for his or her election than votes “for” such election must promptly submit his or her resignation for consideration by the Board’s Nominating and Corporate Governance Committee (the “Committee”). The Committee will then make a recommendation to the Board to accept or reject such resignation, and the Board will then determine whether to accept or reject the resignation no later than 90 days after the conclusion of meeting of stockholders at which the director did not receive a majority vote. Promptly following the Board’s decision whether to accept such a resignation, the Company will disclose the decision and an explanation.

The foregoing description is qualified in its entirety by the full text of the Guidelines, a copy of which is posted on the Company’s website, www.newseniorinv.com.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.1	Amended and Restated Bylaws of New Senior Investment Group Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW SENIOR INVESTMENT GROUP INC.

Date: February 25, 2020	By:	/s/ Lori B. Marino
Lori B. Marino
Executive Vice President, General Counsel & Secretary